Exhibit 99.1

FOR IMMEDIATE RELEASE

The Princeton Review Agrees to Acquire Penn Foster,

Leading Online Career Education Company

•    Combined Company to Be Major Driver of Opportunities in

Post-Secondary Education

•    Deal Enhances Ability to Grow Through Partnerships

•    Penn Foster to Retain Brand Identity and Management Team

FRAMINGHAM, Mass., October 19, 2009—In a move to create one of the largest and most diverse providers of post-secondary education services in the United States, The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation and educational support services, today announced that it has entered into a definitive agreement to acquire Penn Foster Education Group, Inc., one of the oldest and largest online career education companies in the United States. The purchase price is $170 million in cash, subject to post-closing adjustments.

Penn Foster is a global leader in career-focused distance education with a heritage that extends 118 years. The company operates three accredited educational institutions—Penn Foster College, Penn Foster Career School, and Penn Foster High School—that collectively serve more than 223,000 students in over 150 countries.

The Princeton Review said the acquisition of Penn Foster, which is owned by The Wicks Group of Companies, L.L.C., a private equity firm, is expected to immediately increase the company’s cash flow generating capabilities. On a pro-forma combined basis, The Princeton Review would have reported revenues of $238 million for the twelve month period from July 1, 2008 to June 30, 2009. For the calendar year 2008, The Princeton Review reported revenues of approximately $139 million, while Penn Foster had approximately $90 million in revenues in the same period.

The transaction will combine two of the most-recognized educational brands in the United States to create an organization that can capitalize on a diverse range of opportunities in the secondary and post-secondary markets, and can be a scale player in online education. The acquisition will also enhance The Princeton Review’s ability to grow through the addition of new test prep services and partnerships with educational institutions, professional and trade organizations and others.

Under the terms of the agreement, Penn Foster will become a wholly owned subsidiary of The Princeton Review. It is expected to operate as a standalone unit of the combined company, using its existing brands and under the leadership of the current management team, maintaining its headquarters in Scranton, Pennsylvania. The Princeton Review and Penn Foster will cooperate closely on growth initiatives in customer care, marketing, technology and cross-utilization strategies.

“The Princeton Review continually seeks new ways to meet the needs of increasingly diverse student populations as a changing economy and new technology transform the education landscape,” said Michael Perik, President and CEO of The Princeton Review, who will serve as CEO of the combined company. “The addition of Penn

Foster greatly expands our presence in post-secondary education in terms of both market reach and the scope of services we provide. Most importantly, Penn Foster gives us instant brand leadership in the fast-growing career education market, offering accessible, affordable and accredited career-oriented programs that address 21st century workforce requirements. These strengths, as well as its highly cost-efficient business model, make Penn Foster a real growth engine for The Princeton Review.”

“We are thrilled to become a part of The Princeton Review, an organization with a shared passion and mission of helping students achieve their education goals and embark on successful careers,” said Stuart Udell, CEO of Penn Foster, who will continue to lead the Penn Foster business after completion of the deal. “Expanding access to post-secondary education is critical for every individual and for our country’s economic future. When you consider that an estimated 40 percent of the working population of the U.S. will need to find a new career over the next few years, you quickly realize that together we have an extraordinary opportunity for growth and industry leadership.”

The Princeton Review has obtained financing commitments for the deal, comprised of approximately $155 million of debt financing and $30 million of equity financing led by Bain Capital Venture Partners and Falcon Investment Advisors, LLC, and expects to complete the transaction before the end of the year. The transaction is subject to customary regulatory approvals, including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other closing conditions.

Conference Call Details

The Princeton Review will discuss this transaction and provide additional information on a conference call at 9:00 a.m. Eastern Daylight Time on Monday, October 19, 2009. A copy of this press release is available at http://ir.princetonreview.com/releases.cfm. To participate on the live call, investors should dial 719-325-2170 approximately 10 minutes prior to the start time. In addition, the call will be available via live webcast over the Internet. To access the live webcast of the conference call, please go to http://ir.princetonreview.com/events.cfm 15 minutes prior to the start time of the call to register. An archived webcast will be available on the Company’s website at http://ir.princetonreview.com/events.cfm. Additionally, a replay of the call can be accessed by dialing either 888-203-1112 or 719-457-0820, passcode 7074684, through 11:59 PM Thursday, November 19th.

About The Princeton Review

The Princeton Review (Nasdaq: REVU) has been a pioneer and leader in helping students achieve their higher education goals for more than 25 years through college and graduate school test preparation and private tutoring. With more than 165 print and digital publications and a free website, www.PrincetonReview.com, the Company provides students and their parents with the resources to research, apply to, prepare for, and learn how to pay for higher education. The Princeton Review also partners with schools and guidance counselors throughout the U.S. to assist in college readiness, test preparation and career planning services, helping more students pursue postsecondary education.

About Penn Foster

Penn Foster College, Penn Foster Career School, and Penn Foster High School are part of Penn Foster, Inc., a global leader in online education. For more than 118 years, Penn Foster has been providing accredited career-focused degree and vocational programs in the fields of allied health, business, technology, education, and select trades. Nationally and regionally accredited Penn Foster High School (www.PennFosterHighSchool.com) and Penn Foster Career School (www.pennfoster.edu) are headquartered in Scranton, PA, with regional offices in Montreal, Canada. Penn Foster College is headquartered in Scottsdale, Arizona.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. These statements relate to future events or future performance, including with respect to the proposed transaction with Penn Foster and the expected benefits therefrom. Because these statements reflect The Princeton Review's current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review's actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, satisfaction of closing conditions for the acquisition and related financings; the possibility that the acquisition or related financings will not be completed, or if completed, not completed on a timely basis; demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; the Company’s ability to assimilate and integrate certain of the operations of Penn Foster; unanticipated acquisition related costs and negative effects on our reported results of operations from acquisition-related charges; our ability to achieve expected synergies and operating efficiencies in the acquisition within the expected time-frames or at all; the potential negative effects from the substantial amount of outstanding indebtedness to be incurred to finance the acquisition; the ability to meet debt service requirements; availability and terms of capital, including following the transaction; liquidity uncertainties; and the other factors described under the caption "Risk Factors" in The Princeton Review's most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Princeton Review can give no assurance that the acquisition will be completed or that the conditions to the acquisition will be satisfied. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

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For further information

Investors:	Steve Richards
The Princeton Review 508-663-5053 SRichards@Review.com

Media:	Alex Stanton Stanton Public Relations & Marketing 212-780-0701 AStanton@StantonPRM.com

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